UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2013

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 19, 2012, SandRidge Exploration and Production, LLC (“SandRidge E&P”), a wholly-owned subsidiary of SandRidge Energy, Inc. (“SandRidge”), and Sheridan Holding Company II, LLC (“Sheridan”) entered into an agreement pursuant to which Sheridan will acquire SandRidge E&P’s assets in the Permian Basin, other than those assets associated with SandRidge Permian Trust (the “Permian Properties”) for $2.6 billion in cash, subject to post-closing adjustments. The transaction will have an effective date of January 1, 2013.

SandRidge is filing this amendment (“Amendment”) to the Current Report on Form 8-K filed on December 20, 2012 to give effect to (i) the sale of the Permian Properties, (ii) the acquisition of oil and natural gas properties from Hunt Oil Company, Hunt Chieftain Development, L.P., and Hunt Oil Company of Louisiana, Inc., (iii) the acquisition of Dynamic Offshore Resources, LLC by SandRidge and SandRidge’s issuance of approximately 74 million shares of SandRidge common stock and $750.0 million aggregate principal amount of 8.125% Senior Notes due 2022 to fund the acquisition and (iv) the conveyance of royalty interests in certain oil and natural gas properties to SandRidge Mississippian Trust II by SandRidge. SandRidge’s pro forma financial information is filed as Exhibit 99.1 to this Amendment.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Pro Forma Financial Information. Unaudited Pro Forma Condensed Balance Sheet at September 30, 2012, Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2012, Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2011 and related notes showing the pro forma effects of (i) the sale of the Permian Properties, (ii) the acquisition of oil and natural gas properties from Hunt Oil Company, Hunt Chieftain Development, L.P., and Hunt Oil Company of Louisiana, Inc., (iii) the acquisition of Dynamic Offshore Resources, LLC by SandRidge and SandRidge’s issuance of approximately 74 million shares of SandRidge common stock and $750.0 million aggregate principal amount of 8.125% Senior Notes due 2022 to fund the acquisition and (iv) the conveyance of royalty interests in certain oil and natural gas properties to SandRidge Mississippian Trust II by SandRidge.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC. (Registrant)

Date: January 18, 2013	By:	/s/ James D. Bennett
James D. Bennett
Executive Vice President and Chief Financial Officer

Exhibit Index

No.	Description

99.1	Pro Forma Financial Information. Unaudited Pro Forma Condensed Balance Sheet at September 30, 2012, Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2012, Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2011 and related notes showing the pro forma effects of (i) the sale of the Permian Properties, (ii) the acquisition of oil and natural gas properties from Hunt Oil Company, Hunt Chieftain Development, L.P., and Hunt Oil Company of Louisiana, Inc., (iii) the acquisition of Dynamic Offshore Resources, LLC by SandRidge and SandRidge’s issuance of approximately 74 million shares of SandRidge common stock and $750.0 million aggregate principal amount of 8.125% Senior Notes due 2022 to fund the acquisition and (iv) the conveyance of royalty interests in certain oil and natural gas properties to SandRidge Mississippian Trust II by SandRidge.